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                                                                    EXHIBIT 24.2
                    RESOLUTION OF THE BOARD OF DIRECTORS OF
                       SOUTHERN CALIFORNIA EDISON COMPANY

                            Adopted: March 17, 1994

                   RE:  Filing of Annual Report on Form 10-K

                     WHEREAS, the Securities Exchange Act of 1934, as amended, and regulations thereunder, require that Annual, Quarterly and from time to time Current Reports of this corporation be filed with the Securities and Exchange Commission ("Commission");

                     WHEREAS, it is convenient and desirable to effect such filings over the signatures of attorneys-in-fact and to authorize the same for such purpose;

                     NOW, THEREFORE, BE IT RESOLVED, that the Chairman of the Board and Chief Executive Officer or any Vice President of this corporation be, and each of them hereby is, authorized and directed to file or cause to be filed with the Commission the Annual Report on Form 10-K of this corporation for the fiscal year ended December 31, 1993, Quarterly Reports on Form 10-Q for each of the first three quarters of fiscal year 1994 and from time to time during 1994 Current Reports on Form 8-K, in a form or forms which the officer acting or counsel acting for this corporation may deem necessary or proper, such determination to be conclusively evidenced by said officer's execution thereof;

                     BE IT FURTHER RESOLVED, that each of the officers of this corporation is hereby authorized to prepare and file or cause to be prepared and filed with the Commission any and all required or appropriate supplements or further amendments to the Annual Report on Form 10-K, the Quarterly Reports on Form 10-Q for each of the first three quarters of fiscal year 1994, and from time to time during 1994 any Current Reports on Form 8-K;

                     BE IT FURTHER RESOLVED, that each of the officers of this corporation is hereby authorized to execute and deliver on behalf of this corporation and in its name a power of attorney appointing John E. Bryson, Bryant C. Danner, Alan J. Fohrer, R. K. Bushey, Kenneth S. Stewart, C. Alex Miller, Patricia N. Glazier, Victoria W. Schwartz, W. J. Scilacci, L. C. Clark, Dorothy J. Fulco, John Stadnik, Charles Cooke, and Terry M. Adlhock, and each of them, to act severally as attorney-in-fact for this corporation for the purpose of executing and filing with the Commission on behalf of this corporation and in its name the Annual Report on Form 10-K, the Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K, and any and all amendments and supplements thereto.





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                     I, MOLLY K. BYRD, Assistant Secretary of SOUTHERN
CALIFORNIA EDISON COMPANY, certify that the attached is an accurate and complete copy of a resolution of the Board of Directors of the corporation, duly adopted at a meeting of its Board of Directors held on March 17, 1994.



Dated:  March 17, 1994



                                        Molly K. Byrd
                             ----------------------------------
                                     Assistant Secretary
                             SOUTHERN CALIFORNIA EDISON COMPANY